Exhibit 23.1
Consent of Independent Registered Public Accounting Firm




We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-107336, 333-88255, 333-40174 and 333-119402) of
GraphOn Corporation of our report dated April 17, 2006 (August 8, 2006 as to the second paragraph of Note 14), relating to the consolidated financial statements, which appears in this Amendment No. 2 to Form 10-KSB on Form 10-K.


/s/ Macias Gini & O'Connell LLP
Macias Gini & O'Connell LLP
Sacramento, California

January 15, 2007